                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UROMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                UROMED CORPORATION

March 27, 1998

Dear Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of UroMed Corporation (the "Company"), to be held at 10:00 a.m. on Friday, May 15, 1998, at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts (the "Meeting").

    The Notice of Special Meeting and Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

    The Board of Directors of the Company encourages your participation in the Company's corporate governance and, to that end, solicits your proxy. You may give your proxy by completing, dating, and signing the enclosed proxy and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting. We hope you will be able to join us on May 15, 1998.

SINCERELY,

John G. Simon
Chairman & CEO


                              64 A Street, Needham, Massachusetts 02194

                                      UROMED CORPORATION

                           NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                    To Be Held On May 15, 1998
                                    --------------------------

    Notice is hereby given that a Special Meeting of Stockholders of UroMed Corporation (the "Company") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday, May 15, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

1) A proposal to elect two Class I directors of the Company, each to hold a three-year term.

2) To consider and vote upon a proposal to amend the Company's Restated Articles of Organization (the "Amendment") to effect a one-for-five reverse stock split (the "Reverse Stock Split") pursuant to which every five shares of UroMed common stock, no par value (the "Common Stock") outstanding on the effective date of the Amendment would be converted into one share of Common Stock. This proposal will decrease the number of outstanding shares of Common Stock from approximately 26.8 million to
      5.4 million. To avoid the existence of fractional shares of Common Stock, stockholders who would otherwise be entitled to receive fractional shares of Common Stock shall receive cash in lieu thereof.

3) A proposal to ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the current fiscal year.

4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    This Special Meeting is being held in lieu of an annual meeting of stockholders in 1998. Stockholders of record at the close of business on March 20, 1997 will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment thereof. All stockholders are cordially invited to attend the Meeting. Information relating to the matters to be considered and voted on at the Special Meeting is set forth in the proxy statement accompanying this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

March 27, 1998

    THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON

                                 UROMED CORPORATION
                                    64 A Street
                                 Needham, MA 02194

                                 ---------------
                                  PROXY STATEMENT
                                 ----------------

    INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UroMed Corporation, a Massachusetts corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders (the "Meeting") to be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday, May 15, 1998 at 10:00 a.m., local time, and at any adjourned session thereof. This Special Meeting is being held in lieu of an annual meeting of stockholders in 1998. This Proxy Statement and the enclosed Annual Report to Stockholders for the Company's fiscal year ended December 31, 1997 are being mailed to stockholders on or about April 3, 1998. The Annual Report does not constitute any part of this Proxy Statement.

    SOLICITATION. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

    REVOCATION. A proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Clerk of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

    QUORUM AND VOTING. Stockholders of record as of the close of business on March 20, 1998 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 26,831,378 shares of the common stock, no par value, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

    TABULATION OF VOTES. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and, in the discretion of the named proxies, with respect to any other proposals that may properly come before the Meeting. Broker non-votes (if the broker has voted on at least one proposal) and proxies that withhold authority to vote for election of a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. A broker non-vote will have no effect on the outcome of voting on such proposal. An abstention with respect to a proposal will have the effect of a vote against such proposal.

    The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Special Meeting of Stockholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1998 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and
(iv) all of the directors and officers of the Company as a group.

                                                                                               SHARES BENEFICIALLY
                                                                                                     OWNED(L)
                                                                                            --------------------------
NAME                                                                                           NUMBER        PERCENT
------------------------------------------------------------------------------------------  -------------  -----------
John G. Simon.............................................................................    4,256,385(2)       15.9%
WisdomTree Capital Management, Inc........................................................    1,569,500(3)        5.9%
 1633 Broadway, 38th Floor
 New York, NY10019
Joanne H. Moon............................................................................      163,154(4)          *
Steven J. Gilbert.........................................................................      219,793(5)          *
Richard A. Sandberg.......................................................................       16,379(6)          *
Thomas E. Tierney.........................................................................       57,630(7)          *
David P. Fialkow..........................................................................       88,630(8)          *
Elizabeth B. Connell, M.D.................................................................       33,250(9)          *
Paul J. Murphy............................................................................      81,307(10)          *
Alan West.................................................................................      15,983(11)          *
Robert Lorette............................................................................       8,667(12)          *
Rick Epstein..............................................................................       --            --
All directors and executive officers as a group (12 persons)..............................   5,137,158(13)       19.2%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Includes shares issuable upon exercise of options exercisable as of March 1, 1998 or within 60 days after such date.

(2) Includes (i) 32,920 shares held by The Clarendon 1993 Irrevocable Trust, of which Mr. Simon is a Trustee and over which Mr. Simon shares investment and voting control, (ii) 22,460 shares issuable upon exercise of stock options, and (iii) 235,898 shares held by employees of the Company and Medical and Scientific Advisory Board members with respect to whom Mr. Simon has the right to direct the vote pursuant to contractual relationships between the Company and such persons.

(3) Represents shares beneficially owned by WisdomTree Capital Management, Inc. WisdomTree Capital Management, Inc. exercises sole voting power and shared dispositive power over all shares. Based on information contained in a
    Schedule 13G filed with the SEC dated February 17, 1998.

(4) Includes (i) 15,614 shares issuable upon exercise of incentive stock options, (i) an aggregate of 9,400 shares owned by trusts of which Ms. Moon is a trustee for the benefit of her minor children, and (iii) 94,000 shares owned by a revocable trust of which Ms. Moon's husband is the sole trustee. Ms. Moon disclaims beneficial interest in these shares held by trusts for the benefit of other persons.

(5) Includes 24,710 shares issuable upon exercise of stock options.

(6) Includes 16,210 shares issuable upon exercise of stock options.

(7) Includes (i) 57,630 shares issuable upon exercise of stock options.

(8) Includes (i) 8,250 shares issuable upon exercise of stock options.

(9) Represents 33,250 shares issuable upon exercise of stock options.

(10) Includes 77,817 shares issuable upon exercise of stock options.

(11) Includes 10,833 shares issuable upon exercise of stock options.

(12) Includes 8,667 shares issuable upon exercise of stock options.

(13) Includes 183,215 shares issuable upon exercise of stock options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes of two members each, with the members of each such class serving a three year term. Each year the Company's stockholders have the opportunity to elect the members of one class. At the Meeting, the terms of the members of Class I, Mr. Steven J. Gilbert and Dr. Elizabeth B. Connell, expire. Mr. Gilbert and Dr. Connell are the only nominees for election as Class I Directors, for a term to expire at the 2001 Annual Meeting of Stockholders.

    Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Gilbert and Dr. Connell to be directors of the Company until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of Mr. Gilbert and Dr. Connell as Class I directors.

    The Class II directors of the Company, with terms expiring at the 1999 Annual Meeting of Stockholders, are David P. Fialkow and Thomas E. Tierney. The Class III directors of the Company with terms expiring at the 2000 Annual Meeting of Stockholders, are John G. Simon and Richard A. Sandberg.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

    The following table sets forth, with respect to the members of the Board of Directors, the name, age, length of service as a director and any service on committees of the Board of Directors of the Company. For information regarding the number of shares of the Company's Common Stock owned by each nominee and all directors as of March 1, 1998, see "Stock Ownership of Principal Stockholders and Management." The address for each person listed below is c/o the Company at 64 A Street, Needham, Massachusetts 02194.

                                                              YEAR FIRST
                                                                BECAME                  POSITIONS AND OFFICES
NAME                                                 AGE       DIRECTOR                   WITH THE COMPANY
-----------------------------------------------      ---      -----------  -----------------------------------------------
John G. Simon..................................       35         1990        President, Chief Executive Officer,
                                                                             Director and Chairman of the Board
Elizabeth B. Connell, M.D......................       72         1994        Director
David P. Fialkow(l)............................       39         1991        Director
Steven J. Gilbert..............................       50         1992        Director
Richard A. Sandberg(l).........................       55         1991        Director
Thomas E. Tierney(l)...........................       70         1991        Director

------------------------

(1) Member of the Compensation Committee and Audit Committee of the Board of Directors.

BACKGROUND OF DIRECTORS

    John G. Simon, Chairman of the Board of Directors, President, Chief Executive Officer. Mr. Simon is the founder of the Company and has served as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since its inception in 1990.

    Elizabeth B. Connell, M.D., Director. Dr. Connell has served as a Director of the Company since 1994. Since 1981, she has served as a professor in the Department of Gynecology and Obstetrics at Emory University School of Medicine in Atlanta, Georgia and was appointed Professor Emeritus effective January 1, 1997. Dr. Connell also currently serves as a consultant to the U.S. Food and Drug Administration's OB/GYN Devices Panel.

    David P. Fialkow, Director. Mr. Fialkow has served as a Director of the Company since 1991. Since October 1996 he has served as Co-Chief Executive Officer of Retail Growth Systems LLC, a credit card marketing company. He has served as President of Alliance Development Group (formerly CoBra Marketing, Inc.), a credit card/co-brand marketing company, since March 1995. Prior to that time, Mr. Fialkow served as President and co-founder of National Leisure Group, Inc., a leisure travel company. Mr. Fialkow is also a director of PNC, Bank New England.

    Steven J. Gilbert, Director. Mr. Gilbert has served as a Director of the Company since 1992. He has served as Chairman of Gilbert Global Equity Capital, L.L.C., since 1997. He served as Managing General Partner of Soros Capital L.P., the principal advisor to Quantum Industrial Holdings Ltd., from 1992 to 1997. He is also the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment fund, and a Limited Partner of Chemical Venture Partners. Mr. Gilbert is also a director of each of NFO Research, Inc., Digicon Inc., GTS-Duratek, Inc., The Asian Infrastructure Fund, Peregrine Indonesia Fund Limited, Sidney Harbor Casino Holdings Limited and Terra Nova (Bermuda) Holdings Limited.

    Richard A. Sandberg, Director. Mr. Sandberg has served as a Director of the Company since 1991. Mr. Sandberg is a private investor and serves as Chairman of the Board or Director of numerous private companies. From 1983 to 1998, he served in a variety of positions at DIANON Systems Inc., an oncology and gynecology marketing and database firm which he co-founded, most recently serving as Chairman and Chief Executive Officer. From 1976 to 1983, Mr. Sandberg served as President of CUC International Inc., a consumer services membership company.

    Thomas E. Tierney, Director. Mr. Tierney has served as a Director of the Company since 1991. He has served as the Chairman of T.E.T. Associates, a health care consulting firm, since 1988 and as the Chairman of Warehouse Products Testing Corp. from 1994 to 1996. He was formerly with Kendall Co., a health products firm, from 1951 to 1988 where he held numerous positions including Executive Vice President and General Manager of the Hospital Division and Group Executive for the Health Care Business. Mr. Tierney is also a Director of Procyte Corporation.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the Company's fiscal year ended December 31, 1997, the Board of Directors held four meetings and acted two other times by written consent in lieu of a meeting. Each of the Company's directors attended at least 50% of all meetings of the Board held while he or she was a Board member and of all committees of which he was a member.

    Each of the Audit Committee of the Board of Directors (the "Audit Committee") and the Compensation Committee of the Board of Directors (the "Compensation Committee") presently are composed of three directors: David P. Fialkow, Richard A. Sandberg, and Thomas E. Tierney. Responsibilities of the Audit Committee include engagement of independent accountants, review of audit fees, supervision of matters relating to audit functions, review of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. During 1997, the Audit Committee held two meetings. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's Amended and Restated 1991 Stock Option Plan (the "1991 Stock Option Plan"), and general review of the Company's employee compensation policies. During 1997, the Compensation Committee held three meetings and acted four other times by written consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee currently consists of three outside directors, David P. Fialkow, Richard A. Sandberg and Thomas E. Tierney. No member of the Compensation Committee is a former or current officer or employee of the Company. To the Company's knowledge, there were no other relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

                            EXECUTIVE COMPENSATION

    The following table sets forth certain compensation information for the fiscal years ended December 31, 1997, 1996 and 1995 with respect to the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company whose total salary and bonuses for the fiscal year indicated exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL                                LONG TERM
                                                           COMPENSATION                           COMPENSATION
                                                       ---------------------               ---------------------------
                                                                                            SECURITIES
                                                                                            UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                              YEAR       SALARY     BONUS(1)      OPTIONS     COMPENSATION
-----------------------------------------------------  ---------  ----------  -----------  ------------  -------------
John G. Simon
  Chairman of the Board, Chief Executive                    1997    $167,522   $  --           14,500      $  --
  Officer & President                                       1996     159,188     37,332        22,000         --
                                                            1995     150,000     30,000        12,000         --

Joanne H. Moon
  Managing Director of Operations                           1997     151,344       --          14,500         --
                                                            1996     136,687     31,540        11,000         --
                                                            1995     123,708     20,000        12,000         --

Paul J. Murphy
  Chief Financial Officer and Treasurer                     1997     139,602     21,120        15,400         --
                                                            1996     132,656     29,112        11,000         --
                                                            1995     122,500     10,000        12,000         --

Richard M. Epstein
  Managing Director of New Product                          1997     133,981     28,210        31,700       47,700(4)
  Research, Development and Acquisition                     1996      27,083        --            --          --


Robert C. Lorette
  Vice President, Corporate                                 1997     130,469     25,130       38,200(2)       --
  Development                                               1996     105,128     21,250           --(2)       --

Alan I. West
  Managing Director, Assurance Medical                      1997     130,469     31,950      125,000(3)       --
  Division                                                  1996     113,702     24,250           --(3)       --

------------------------

(1) Bonus amounts reflected for 1997 and 1996 relate to such years but were paid in February 1998 and February 1997, respectively.

(2) 1997 stock option grants include 20,000 stock options, originally issued in 1996 and repriced in 1997. During 1997, these 1996 options were canceled and reissued.

(3) 1997 stock option grants include 25,000 stock options, originally issued in 1996 and repriced in 1997. During 1997, these 1996 options were canceled and reissued.

(4) 1997 amount pertains to relocation and related payments.

                             Option Grants in Last Fiscal Year
                                     Individual Grants

                                                                                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                            NUMBER OF           % OF TOTAL                                       ANNUAL RATES OF STOCK PRICE
                           SECURITIES         OPTIONS GRANTED                                  APPRECIATION FOR  OPTION TERM
                           UNDERLYING         TO EMPLOYEES IN      EXERCISE     EXPIRATION   --------------------------------
NAME                   OPTIONS GRANTED (1)      FISCAL YEAR      PRICE ($/SH)      DATE              5%               10%
---------------------  -------------------  -------------------  -------------  -----------     -------------   -------------
John G. Simon              12,000                 1.30%               $4.13       8/05/02        $   7,942          $  23,001
                            2,500                 0.27%                4.40       5/01/02            1,763              5,105

Joanne H. Moon             12,000                 1.30%               $3.75       5/01/07        $  28,300             71,718
                            2,500                 0.27%                4.00       8/05/07            6,289             15,937

Paul J. Murphy             12,900                 1.40%                3.75       5/01/07           30,423             77,097
                            2,500                 0.27%                4.00       8/05/07            6,289             15,937

Richard M. Epstein         31,700                 3.44%                3.75       5/01/07           74,760            189,456

Robert C. Lorette          20,000     (2)         2.17%                4.75       9/19/07           59,745            151,406
                           14,700                 1.60%                3.75       5/01/07           34,668             87,855
                            3,500                 0.38%                4.00       8/05/07            8,805             22,312

Alan I. West               25,000     (2)         2.71%                4.75       9/19/07           74,681            189,257
                           22,900                 2.49%                3.75       5/01/07           54,006            136,863
                           77,100                 8.37%                4.00       8/05/07          193,951            491,510

------------------------

(1) Grants under the 1991 Stock Option Plan. These options have a five-year vesting period, with 40% vesting after the first two years and the remainder monthly at a rate of 1.67% per month for the remaining three years. Such options are not transferable, other than by will or the laws of descent and distribution.

(2) Stock option grant were repriced in 1997; see Option Repricing Schedule Option Exercises in Last Fiscal Year and Fiscal Year End Option Values



                                                                            NUMBER OF SECURITIES
                                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                                                           UNEXERCISED OPTIONS AT             IN-THE-MONEY
                                     NUMBER OF                                    12/31/97              OPTIONS AT 12/31/97 (2)
                                  SHARES ACQUIRED     VALUE REALIZED    -----------------------------  --------------------------
NAME                                ON EXERCISE             (1)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
------------------------------  -------------------  -----------------  -----------  ----------------  -----------  -------------
John G. Simon.................          --               $  --              22,060             42,900   $  43,120       $ --
Joanne H. Moon................          --                  --              37,573             76,827   $ 119,096      26,734
Paul J. Murphy................          --                  --              70,683             62,717       --            --
Richard M. Epstein............          --                  --                --               31,700       --            --
Robert C. Lorette.............          --                  --                --               38,200       --            --
Alan I. West..................          --                  --               9,167            115,833       --            --

------------------------

(1) Value realized is based on the fair market value of the Common Stock as of the date of exercise minus the exercise price.

(2) Value is based on the closing sale price of the Common Stock as of the last business day of the year, minus the exercise price.

    In September 1997, the Company (on a selective basis to include no more than one grant per employee) elected to reprice 159,300 outstanding common stock options to reflect the currently declining market value per share of common stock. The selection identified key individuals and those related options with exercise prices greater than $8.50 per share. This repricing action canceled the old option and issued a new option with a lower exercise price.

                               OPTION REPRICING

                                        NUMBER OF                    EXERCISE                            LENGTH OF
                                       SECURITIES   MARKET PRICE       PRICE                          ORIGINAL OPTION
                                       UNDERLYING    OF STOCK AT    OF STOCK AT                             TERM
                                         OPTIONS       TIME OF        TIME OF     NEW EXERCISE        REMAINING AT THE
NAME                          DATE      REPRICED      REPRICING      REPRICING        PRICE          DATE OF REPRICING
--------------------------  ---------  -----------  -------------  -------------  -------------  --------------------------
Robert C. Lorette
Vice President, Corporate
  Development.............    9/19/97   $  20,000     $    4.75      $   10.00      $    4.75    8 years and 5 months

Alan I. West
Managing Director,
  Assurance Medical
  Division................    9/19/97      25,000          4.75          10.00           4.75    8 years and 7 months

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into an employment agreement with John G. Simon for an initial term of two years, effective as of March 17, 1997. The agreement is renewable at the option of both parties and provides for (i) an annual base salary of $168,525 subject to annual review and increase, (ii) such incentive bonus payments as the Company may from time to time determine,
(iii) a cancellation payment in the event that Mr. Simon's employment with the Company is terminated without cause equal to the amount of compensation Mr. Simon would otherwise have received from the Company during the remainder of the term of the employment agreement, and (iv) and additional severance payment equal to six months' base salary in the event that Mr. Simon's employment terminates other than for cause whether during or after the term of the employment agreement. Mr. Simon's employment agreement also provides for assignment to the Company of his rights to inventions and proprietary information and contains confidentiality and non-competition provisions.

    The Company has entered into "at-will" employment agreements with Paul J. Murphy, Richard M. Epstein, Robert C. Lorette and Alan West for initial terms of five years each, dated as of February 23, 1993, October 15, 1996, February 28, 1996 and February 5, 1996, respectively. The agreements with Mr. Murphy, Mr. Epstein, Mr. Lorette and Mr. West provide for such incentive bonus payments as the Company may from time to time determine. The current semi-monthly salaries are $5,852 for Mr. Murphy, $5,606 for Mr. Epstein, $5,469 for Mr. Lorette and $5,469 for Mr. West. All of these salaries are subject to annual review and adjustment.

DIRECTOR COMPENSATION

    The Company pays the travel expenses of non-employee directors for attendance at meetings of the Board of Directors and committees thereof. Cash compensation of $500 per meeting and a $2,000 annual retainer per person is paid to the Directors.

    In addition, under the terms of the 1991 Stock Option Plan each non-employee director of the Company receives quarterly grants of options to purchase 750 shares of the Common Stock, and each non-employee director who is first elected to the Board after September 15, 1995 will receive options to purchase 20,000 shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The objectives of the Company's executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

    - Competitive and Fair Compensation

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of comparable medical products and other relevant companies in a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

    - Short-term Cash Compensation

    Cash compensation consists of two components: annual salary and cash incentive compensation. The annual salaries of the executive officers are evaluated based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals and milestones are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and milestones and the degree to which teamwork and Company values are fostered. Cash incentive compensation is based upon the achievement of functional, divisional and corporate goals as well as individual performance.

    - Long-term Incentive Compensation

    Because not all short-term management accomplishments are directly related to changes in short-term stockholder value, the Compensation Committee believes that management should also have a long-term compensation component related to increasing stockholder value. To assure that executive officers' goals and accomplishments are linked with increasing stockholder value, the Compensation Committee believes that the grant of options to purchase the Company's Common Stock that become exercisable over an extended period of time should be an integral part of the overall compensation philosophy.

COMPENSATION PROGRAM COMPONENTS

    Annual compensation for the Company's executive officers currently consists of three elements-salary, cash incentive compensation and equity participation. Executive officers are also entitled to participate in the same benefit plans available to other employees. In setting the base salaries of the Company's executive officers, the Compensation Committee reviews the range of compensation paid to employees in similar positions of the companies in a similar state of development in the medical and other relevant industries. While industry-wide practices are deemed to be important indicators of appropriate compensations levels, the Compensation Committee believes the most important considerations are individual and corporate performance, in setting an executive's base salary and cash incentive compensation.

    On an annual basis, goals for Company performance and individual goals and objectives for each of the Company's executive officers (including the Chief Executive Officer) are established by the Compensation Committee. Every six months, all executive officers other than the Chief Executive Officer are evaluated by the Chief Executive Officer on their performance with respect to their individual short-term goals and objectives. At this time, revised quarterly goals and objectives are established, if appropriate. Based upon their performance relative to their goals and objectives, the base salary of executive officers other than the Chief Executive Officer is generally adjusted once per year by the Compensation Committee.

    On an annual basis, the Compensation Committee evaluates the achievement of the annual goals and objectives established for the Chief Executive Officer and his contribution to the Company.

    In February 1998, the Company paid cash bonuses aggregating $106,410 to its Chief Financial Officer, Managing Director of New Product Research, Development and Acquisition, Vice President of Corporate Development and Managing Director, Assurance Medical Division. The Compensation Committee intended for these bonuses to represent compensation for such officers' contributions to the development and achievements of the Company to

December 31, 1997, including events prior to 1997. For the Company's 1998 fiscal year, the Compensation Committee has set additional goals and objectives for Company performance, as well as additional individual goals and objectives, with the intention of reviewing the appropriateness of additional incentive cash compensation for such year. Please refer to the table entitled "Summary Compensation" elsewhere in this Proxy Statement for information relating to the base salaries and cash bonus payments made during the Company's last three completed fiscal years to certain of its executive officers.

    Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his or her actual or potential contributions to the Company in relation to his or her overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. Because the option exercise price of the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the Common Stock. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The option program typically uses a five-year or greater vesting period to encourage employees to continue in the employ of the Company. Please refer to the table entitled "Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement for information regarding option grants to certain executive officers.

1997 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    The amount and means of determining Mr. Simon's base annual salary for 1997 was fixed by the terms of his employment agreement with the Company, which was effective as of March 17, 1997. This employment agreement provided for an annual base salary of $168,525, subject to yearly review and increase (but not decrease), and such incentive bonus payments as the Compensation Committee may from time to time determine.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (M)

    The Compensation Committee has not yet had the occasion to adopt a policy on the 1993 amendment to the Internal Revenue Code of 1986, as amended (the "Code"), disallowing deduction on compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the 1991 Stock Option Plan are exempt from the limitation, and other compensation expected to be paid during fiscal year 1998 is below the compensation limitation.

Compensation Committee



David P. Fialkow
Richard A. Sandberg
Thomas E. Tierney

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the NASDAQ Stock Market Total Return Index for U.S. Companies (the "NASDAQ Stock Market-U.S. Index") and the Hambrecht & Quist Growth Index ("H&Q Growth Index") over the period from the time of the Company's initial public offering of Common Stock on March 16, 1994 to December 31, 1997. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at March 16, 1994 and that all dividends were reinvested.

                   TABLE OF PLOT POINTS FOR PERFORMANCE GRAPH

                                                                 NASDAQ STOCK
DATES              UROMED CORP.            H&Q GROWTH             MARKET-U.S.
---------          -------------          -------------          -------------
  3/16/94                  100                    100                    100
   Mar-94                75.00                  89.24                  93.06
   Apr-94                76.56                  87.61                  91.86
   May-94                78.13                  83.22                  92.08
   Jun-94                56.25                  75.70                  88.71
   Jul-94                59.38                  77.91                  90.53
   Aug-94                53.13                  89.63                  96.30
   Sep-94                45.31                  92.08                  96.06
   Oct-94                46.88                  95.12                  97.94
   Nov-94                62.50                  94.94                  94.70
   Dec-94                68.75                  98.43                  94.96
   Jan-95                74.23                  98.12                  95.49
   Feb-94                89.06                 105.08                 100.54
   Mar-95                85.94                 110.19                 103.52
   Apr-95                87.50                 111.12                 106.78
   May-95                76.56                 110.32                 109.54
   Jun-95               101.56                 124.29                 118.41
   Jul-95               106.25                 141.87                 127.12
   Aug-95               118.75                 145.69                 129.69
   Sep-95               125.00                 154.61                 132.67
   Oct-95               132.81                 155.17                 131.91
   Nov-95               126.56                 159.20                 135.01
   Dec-95               160.94                 159.29                 134.29
   Jan-96               167.19                 159.97                 134.96
   Feb-96               175.00                 169.08                 140.10
   Mar-96               143.75                 166.72                 140.57
   Apr-96               131.25                 195.52                 152.23
   May-96               151.56                 203.50                 159.22
   Jun-96               171.88                 181.59                 152.04
   Jul-96               159.38                 151.92                 138.50
   Aug-96               129.69                 165.49                 146.26
   Sep-96               137.50                 186.15                 157.45
   Oct-96               126.56                 174.45                 155.73
   Nov-96               114.06                 174.16                 165.38
   Dec-96               121.88                 176.63                 165.19

                                   PROPOSAL 2

   PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF ORGANIZATION TO EFFECT THE
                              REVERSE STOCK SPLIT

GENERAL

    The Company proposes to adopt a proposed amendment (the "Amendment") to the Company's Restated Articles of Organization (the "Articles"), as specified in the accompanying Notice of Special Meeting of Stockholders. The Amendment will effect a one-for-five reverse stock split (the "Reverse Stock Split"). A form of the Amendment is attached hereto as Exhibit A to this Proxy Statement. If the Amendment is approved by the stockholders, each five shares of Common Stock, no par value (the "Common Stock") outstanding on the effective date of the Amendment (the "Effective Date") will be converted automatically into ONE share of Common Stock ("New Common Stock"). To avoid the existence of fractional shares of New Common Stock, stockholders who would otherwise be entitled to receive fractional shares of Common Stock shall receive a cash distribution in lieu thereof. The Effective Date of the Reverse Stock Split will be the date on which the Amendment is filed with the Secretary of the Commonwealth of Massachusetts, which is anticipated to be as soon as practicable following the date of the Special Meeting. As of March 20, 1998, there were 26,831,378 shares of Common Stock outstanding.

Background and Reasons for the Reverse Stock Split

    On _______________, 1998 the Board of Directors adopted resolutions approving the Amendment and directing that the Amendment be placed on the agenda for the consideration of the stockholders.

    The Board of Directors believes that the Reverse Stock Split is necessary to prevent the Company from losing the designation of its Common Stock as a Nasdaq National Market security, in effect being de-listed, due to new listing requirements recently adopted by Nasdaq. Pursuant to the Nasdaq Marketplace Rules, a security must "substantially meet" certain quantitative criteria "to continue to be designated as a national market system security." The Company does not meet a required maintenance standard because the minimum bid price per share of the Common Stock is less than $5.00. Consequently, the Company hopes that by undergoing the proposed Reverse Stock Split, the bid price per share of the Common Stock will rise and remain above the minimum bid price per share of $5.00.

    There can be no assurances, however, that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will increase, and if it increases, no assurance that such increase can be maintained for any period of time, or that such market price will approximate five times the market price of the Common Stock before the proposed Reverse Stock Split.

    The Company's Common Stock, since March 10, 1994, trades on the Nasdaq National Market and trades under the trading symbol URMD. The following tables set forth, for the periods indicated, the high and low closing prices for the Common Stock as reported by the Nasdaq National Market for the Company's past two fiscal years.

                                                                                COMMON STOCK
                                                                            --------------------
                                                                              HIGH        LOW
                                                                            ---------  ---------
Fiscal Year Ending December 31, 1998
------------------------------------
First quarter (thru February 27, 1998)....................................  $       4  $   2 1/4


Fiscal Year Ended December 31, 1997
-----------------------------------
First quarter.............................................................  $   9 3/4  $   6 3/8
Second quarter............................................................      7 7/8      2 3/8
Third quarter.............................................................      6 7/8      2 7/8
Fourth quarter............................................................      8 2/3      3 1/2


Fiscal Year Ended December 31, 1996
-----------------------------------
First quarter.............................................................  $  16 1/2  $   9 1/4
Second quarter............................................................     14 1/2      8 3/4
Third quarter.............................................................     14 5/8      9 1/4
Fourth quarter............................................................     12 1/4      8 3/4

EFFECTS OF THE REVERSE STOCK SPLIT

    GENERAL EFFECTS. If the Amendment is approved by the stockholders, the principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares from 26,831,378 shares to approximately 5,366,275 shares, based on share information as of March 20, 1998.

    In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock upon the Reverse Stock Split, stockholders who would otherwise be entitled to receive a fractional share of New Common Stock ("Fractional Stockholders") shall receive payment in cash in lieu of receiving a fractional share of New Common Stock. See "Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares."

    EFFECT ON MARKET FOR COMMON STOCK. The Reverse Stock Split may leave certain stockholders with one or more "odd-lots" of new Common Stock, i.e. stock in amounts of less than 100 shares. These odd-lots may be more difficult to sell or require greater transaction cost per share to sell, than shares in even multiples of 100. On February 27, 1998, the closing sale price of the Common
Stock on the Nasdaq National Market was $         2.344 per share. Upon the
effectiveness of the Reverse Stock Split, the Compensation Committee of the Board of Directors shall make a proportional downward adjustment to the number of shares subject to outstanding options and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Stock Split.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the federal income tax consequences of the Reverse Stock Split is based on current law, including the Internal Revenue Code of 1986, as amended (the "Code"), and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Common Stock as a capital asset, may be subject to special rules not discussed below.

    ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX AND OTHER LAWS.

    The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in the Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the aggregate tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over in computing the tax basis of the stockholder's shares of New Common Stock. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the aggregate of (i) total number of shares of New Common Stock owned following the Reverse Stock Split and (ii) the fractional share, if any, in lieu of which cash is received. The holding period of the shares of New Common Stock will include the holding period during which the stockholder held the Common Stock, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

    The receipt by a stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of a fractional share of New Common Stock will result in gain or loss (rather than dividend income) to such a stockholder assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. The amount of gain or loss realized will be equal to the cash received, less the basis allocated to the fractional share as discussed in the preceding paragraph. To the extent that a shareholder held shares of Common Stock for more than eighteen months as of the Effective Date, any capital gain or loss realized will be long-term capital gain or loss. Long-term capital gain or loss realized by a shareholder that is an individual, estate or trust may be eligible to be taxed at reduced rates if the Common Stock was held for longer than eighteen months as of the Effective Date.

    Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or stockholders receiving cash in lieu of fractional shares will be subject to backup withholding or informational reporting with respect to such cash.

    EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARES

    On or after the Effective Date, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his shares of New Common Stock and, if applicable, cash in lieu of a fractional share of New Common Stock only by transmitting to the Transfer Agent such stockholder's stock certificate(s) for shares of Common Stock outstanding prior to the Reverse Stock Split, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of New Common Stock unless and until the certificates representing their shares of Common Stock outstanding prior to the Reverse Stock Split are surrendered.

    STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE TRANSFER AGENT UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES ONLY WITH SUCH LETTER OF TRANSMITTAL.

    No scrip or fractional share certificates for New Common Stock will be issued in connection with the Reverse Stock Split. A payment in lieu of a fractional shares of New Common Stock will be made to a Fractional Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Reverse Stock Split.

    There will be no service charges payable by the stockholders of the Company in connection with the exchange of their certificates.

    FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" THE APPROVAL FOR THE AMENDMENT.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP, independent accountants, have been independent accountants of the Company since 1991. The Board of Directors has recommended that the stockholders ratify the reappointment of Price Waterhouse LLP as the Company's independent accountants for the current year.

    A representative of Price Waterhouse LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

    The Board of Directors recommends that the stockholders vote "FOR" the proposal to ratify the appointment of Price Waterhouse LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal is required for ratification of the appointment of Price Waterhouse LLP. In the event the appointment of Price Waterhouse LLP should not be ratified by the stockholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

                             STOCKHOLDER PROPOSALS

    The Board will make provision for presentation of proposals by stockholders at the 1998 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than December 3, 1998 to be considered for inclusion to the Company's proxy materials relating to that meeting.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by the Company's directors, officers and ten percent holders, except that (i) the Forms 5 of each of David P. Fialkow and Stephen Gilbert each reporting four transactions required or permitted to be reported on such form, were filed one day late; (ii) the Form 4 of Joanne H. Moon reporting one transaction required to be reported on such form was filed one day late. In making these statements, the Company has relied upon the written representation of its directors, officers and its ten percent holders and copies of the reports that they have filed with Securities and Exchange Commission.

                                    GENERAL

    The Board of Directors of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

    THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR
 ENDED DECEMBER 31, 1997. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE MANAGER OF INVESTOR RELATIONS AT UROMED CORPORATION, 64 A STREET, NEEDHAM, MASSACHUSETTS, 02194.

    The Company expects to hold its next stockholder meeting on or about May 15, 1999 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.



John G. Simon
President

                                   Exhibit A

                     PROPOSED ARTICLES OF AMENDMENT TO THE
            RESTATED ARTICLES OF ORGANIZATION OF UROMED CORPORATION

    UroMed Corporation (the "Corporation"), a Massachusetts corporation, does hereby certify:

    FIRST: That pursuant to a written consent action of the directors of the Corporation, a vote was duly adopted setting forth a proposed amendment of the Restated Articles of Organization of the Corporation, and declaring such amendment to be advisable and resolving to obtain stockholder approval of the proposed amendment at the Special Meeting of the Stockholders of the Corporation in lieu of the Annual Meeting for consideration thereof. The vote setting forth the proposed amendment is as follows:

          VOTED: Upon the Articles of Amendment to the Restated Articles of Organization becoming effective pursuant to Massachusetts General Laws (the "Effective Time"), each FIVE outstanding shares of common stock, no par value ("Common Stock"), shall thereupon be reclassified and changed into ONE share of common stock ("New Common Stock"). Upon such Effective Time, each holder of Common Stock shall thereupon automatically be and become the holder of ONE share of New Common Stock for every FIVE shares of Common Stock then held by such holder. Upon such Effective Time, each certificate formerly representing a stated number of shares of Common Stock shall thereupon be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and, upon their delivery of their certificates of Common Stock to the Corporation, will be sent stock certificates representing their shares of New Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Common Stock. No scrip or fractional share certificates for Common Stock will be issued in connection with this reverse stock split.

    SECOND: That thereafter, pursuant to a vote of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 36 of Chapter 156B of the Massachusetts General Laws at which meeting the necessary number of shares as required by
Section 70 of Chapter 156B of the Massachusetts General Laws voted in favor of the amendment.

    THIRD: That such amendment was duly adopted in accordance with the provisions of Section 70 of Chapter 156B of the Massachusetts General Laws.

    FOURTH: That the effective date of this amendment shall be       , 1998.

                              UroMed Corporation
  Proxy for the Special Meeting of Stockholders to be held on May 15, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoint(s) John G. Simon and Paul J. Murphy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of UroMed Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday May 15, 1998 at 10:00 a.m., or any adjourned session thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall vote in person at such meeting or revoke this proxy in writing before it is exercised.

                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE

    Please sign this Proxy exactly as your name appears on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more that one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

    HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?


   -------------------------                         ------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1.  To elect the following persons as Class I Directors (except as marked below)

                              Steven J. Gilbert
                              Dr. Elizabeth B. Connell


     FOR                          WITHHOLD        FOR ALL EXCEPT
     [ ]                          [ ]             [ ]


    INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided.

-------------------------

2. To amend the Restated Articles of Organization whereby the Company would effect a one-for-five reverse stock split.

     FOR                           AGAINST         ABSTAIN
     [ ]                           [ ]             [ ]

3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the 1998 fiscal year.

     FOR                           AGAINST         ABSTAIN
     [ ]                           [ ]             [ ]

4. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the Meeting or at any adjourned sessions of the Meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

    Please be sure to sign and date this Proxy.

    Dated: ________________, 1998



STOCKHOLDER SIGN HERE
                     -------------------------
CO-OWNER SIGN HERE
                     -------------------------

    Mark box at right if an address or comment has been noted on the reverse side of this card. [ ]